Exhibit 99.1

Rapid7 Announces Record Revenue and 48% Year-Over-Year Growth With First Quarter 2016 Financial Results

Company’s new InsightIDR analytics and search-based disruptive SIEM offering is well received in market and driving strong pipeline growth

Boston, MA – May 11, 2016 – Rapid7, Inc. (NASDAQ: RPD), a leading provider of security data and analytics solutions, today announced its financial results for the first quarter of 2016.

“We started the year with a strong quarter, driven by increasing demand across our product offerings as customers look to Rapid7 for a consolidated security approach focused on data, analytics and automation. We are particularly excited about the successful launch of our New Security Incident Detection and Response Solution, Rapid7 InsightIDR, which positions us to disrupt the SIEM market as it enters an upgrade cycle. Our innovative and cost effective approach meets the needs of customers that are seeking a solution that is easier to deploy with less overhead.” said Corey Thomas, president and chief executive officer of Rapid7. “As we look ahead, we’re pleased that we’ve built the strongest and highest quality sales pipeline in the history of the Company, due to interest in both our Threat Exposure Management portfolio and the new Incident Detection and Response offerings.”

“We delivered another quarter of strong year-over-year revenue growth in the first quarter of 2016 and we saw continued momentum in customer growth and renewals,” said Steven Gatoff, chief financial officer of Rapid7. “Our disciplined approach to our investments to drive revenue growth, product innovation and customer success, combined with rigor in running the business, is positioning us well to continue on our path to profitability. Encouraged by our strong Q1 results and pipeline build, we’re raising our guidance for the full-year 2016 for both revenue and the bottom line, and we continue to expect to deliver strong operating cash flow as an important milestone for 2016.”

First Quarter 2016 Financial Highlights

•	Strong Revenue Growth: For the first quarter of 2016, total revenue increased 48% year-over-year to $34.8 million. Rapid7’s differentiated security data and analytics offerings drove growth in both the enterprise and mid-market sectors across products, maintenance and professional services revenue.

•	Consistent Recurring Revenue and High Visibility: 61% of total revenue in Q1 2016 came from subscription-based recurring revenue, which is comprised of content subscriptions, maintenance and support, cloud-based subscriptions, and managed services subscriptions. Approximately 86% of total revenue for the first quarter of 2016 came from deferred revenue as of the beginning of the quarter.

•	Solid Growth in Deferred Revenue: Total deferred revenue at the end of the first quarter was $131.9 million, an increase of 49% year-over-year with solid growth in both short and long-term deferred revenue.

•	Improved Gross Margins: Non-GAAP gross margin increased to 77% in the first quarter of 2016, compared to 74% in the first quarter of 2015, primarily due to the result of strategic investments in our security advisory services.

•	Continued Increases in Customer Renewal Rates: The renewal rate for the first quarter of 2016, which includes upsells and cross-sells of additional products, increased to 126% from 112% in the first quarter of 2015. The expiring revenue renewal rate, which excludes upsells and cross-sells of additional products, increased to 89% in the first quarter of 2016 from 85% in the previous year.

•	Growth Across Geographies: For the first quarter of 2016, total revenue from North America increased 48% year-over-year to $30.1 million and comprised 87% of total revenue. Total revenue from international increased 45% year-over-year to $4.7 million and comprised 13% of total revenue for the first quarter of 2016.

•	Loss from Operations and Net Loss Per Share: For the first quarter of 2016, GAAP loss from operations was ($15.6) million and non-GAAP loss from operations was ($9.5) million. GAAP net loss per share was ($0.38) and non-GAAP net loss per share was ($0.23) for the first quarter of 2016.

Recent Business Highlights

Continued Strong Customer Momentum and Growth:

•	Increased market adoption through new customer additions and expanded relationships with existing customers, ending the first quarter of 2016 with more than 5,300 customers, an increase of 37% year-over-year.

•	Added new customers in the enterprise and mid-market segments, including Cox Health, Department of Foreign Affairs Trade and Development of Canada, American Pacific Mortgage Corporation, Bio-Reference Laboratories, HCR ManorCare and Dallas County.

•	Improved penetration into Fortune 1000 companies year-over-year from 33% to 36%.

Technology Platform and Product Innovation:

•	Launched new Security Incident Detection and Response solution, InsightIDR, combining our security data and analytics capabilities with our newly-integrated data search technology into our Insight Platform:

•	InsightIDR reduces time from compromise to containment by leveraging analytics to detect and identify attacker activity to minimize false positives. InsightIDR investigates incidents faster with endpoint detection and the ability to search all of company’s security data.

•	The platform now integrates Logentries’ machine data aggregation and powerful search technology while automating data collection across the IT environment including data from endpoints, the network, cloud apps, and mobile devices, and adds important context, such as user and asset attribution.

•	Strong uptake of InsightIDR in the first quarter driven by demand for next-generation technology in the Security Information and Event Management (SIEM) market, which is at the early stages of an upgrade cycle.

•	Solid demand for Rapid7’s Analytic Response offering, a managed service that gives customers the ability to detect and react to anomalous compromises from the end-point to the cloud.

Continued Evolution of Strategic Professional Services:

•	Increased our end-to-end security engagements, which are aimed at assisting our customers with both the strategy and execution of their security programs.

Continued Robust Technology Partnerships:

•	Completed the Amazon Web certification process for Rapid7’s Threat Exposure Management product, Nexpose, so that customers can easily deploy a pre-authorized Nexpose Scan Engine Amazon Machine Image through the AWS Marketplace. This makes it easier to assess and remediate exposures for AWS cloud assets.

Second Quarter and Full-Year 2016 Guidance

Rapid7 anticipates total revenue, non-GAAP loss from operations, and non-GAAP net loss per share to be in the following ranges:

Second Quarter 2016:

Total revenue	$35.4 to $36.8 million
Loss from operations (non-GAAP)	$(10.4) to $(9.4) million
Net loss per share (non-GAAP)	$(0.25) to $(0.23)

The second quarter net loss per share calculation assumes 41.5 million basic and diluted weighted average common shares outstanding.

Full-Year 2016:

Total revenue	$149.0 to $154.0 million
Loss from operations (non-GAAP)	$(39.5) to $(35.5) million
Net loss per share (non-GAAP)	$(0.96) to $(0.86)

The full-year net loss per share calculation assumes 41.7 million basic and diluted weighted average common shares outstanding. Guidance for the second quarter and full-year 2016 does not include any potential impact of foreign exchange gains or losses.

Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of intangible assets, acquisition related expenses and certain non-recurring, one-time items. Rapid7 has provided a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures in the financial statement tables included in this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis.

Conference Call and Webcast Information

Rapid7 will host a conference call today to discuss its results at 5:00 p.m. Eastern Time. The call will be accessible by telephone at 800-658-6089 (domestic) or 303-223-4387 (international). The call will also be available live via webcast on the company’s web site at http://investors.rapid7.com. A telephone replay of the conference call will be available at 800-633-8284 or 402-977-9140 (access code 21808234) until May 14, 2016. A webcast replay will be available at http://investors.rapid7.com.

About Rapid7

Rapid7 is a leading provider of security data and analytics solutions that enable organizations to implement an active, analytics-driven approach to cyber security. We combine our extensive experience in security data and analytics and deep insight into attacker behaviors and techniques to make sense of the wealth of data available to organizations about their IT environments and users. Our solutions empower organizations to prevent attacks by providing visibility into vulnerabilities and to rapidly detect compromises, respond to breaches, and correct the underlying causes of attacks. Rapid7 is trusted by more than 5,300 organizations across over 100 countries, including 36% of the Fortune 1000. To learn more about Rapid7 or get involved in our threat research, visit www.rapid7.com.

Non-GAAP Financial Measures

Rapid7 believes that the use of non-GAAP gross profit, non-GAAP loss from operations and non-GAAP net loss is helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three months ended March 31, 2016 and 2015, we have excluded the effect of stock-based compensation expense, amortization of intangible assets, and acquisition related expenses from our results in order to determine our non-GAAP gross profit, non-GAAP loss from operations and non-GAAP net loss.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expense, Rapid7 believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. Rapid7 also believes that excluding the impact of amortization of intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over a period of several years after the acquisition. Rapid7 also believes that excluding the impact of the costs directly related to acquisitions allows for a more meaningful comparison between operating results from period to period, as these costs are unrelated to the current operations and neither comparable to the prior period nor predictive of future results. Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of our financial performance under GAAP and should not be considered as alternatives to gross profit, loss from operations, net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Rapid7 urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the second quarter and full-year 2016, the quality of our sales pipeline, our ability to convert our sales pipeline into revenue, technical innovations, demand for our product offerings, market opportunity and plans and objectives for future operations , including our ability to drive continued revenue growth and positive operating and free cash flow and progress towards profitability, are forward-looking statements. The words “anticipate,” believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to integrate acquired operations, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2015 filed with the Securities and Exchange Commission on March 10, 2016, and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contact:

Mark Donohue

Vice President, Treasury and Investor Relations

857-415-4419 or investors@rapid7.com

Rapid7, Inc.

Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash	$83,508	$86,553
Accounts receivable, net	29,817	44,164
Prepaid expenses and other current assets	6,618	6,148

Total current assets	119,943	136,865
Property and equipment, net	7,611	7,532
Goodwill	74,943	74,565
Intangible assets, net	10,802	11,385
Other assets	481	214

Total assets	$213,780	$230,561

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,657	$2,038
Accrued expenses	14,424	24,707
Deferred revenue, current portion	90,081	87,917
Other current liabilities	767	1,105

Total current liabilities	106,929	115,767
Deferred revenue, non-current portion	41,776	42,400
Other long-term liabilities	4,460	4,319

Total liabilities	153,165	162,486
Stockholders’ equity:
Common stock	419	415
Additional paid-in-capital	419,640	411,524
Accumulated deficit	(355,918)	(340,338)
Treasury stock	(3,526)	(3,526)

Total stockholders’ equity	60,615	68,075

Total liabilities and stockholders’ equity	$213,780	$230,561

Rapid7, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31, 2016	March 31, 2015
Revenue:
Products	$20,145	$13,645
Maintenance and support	8,381	5,799
Professional services	6,270	4,127

Total revenue	34,796	23,571
Cost of revenue:
Products	2,598	1,546
Maintenance and support	1,681	1,210
Professional services	4,433	3,736

Total cost of revenue	8,712	6,492

Total gross profit	26,084	17,079

Operating expenses:
Research and development	12,342	6,414
Sales and marketing	22,768	13,230
General and administrative	6,593	4,053

Total operating expenses	41,703	23,697

Loss from operations	(15,619)	(6,618)
Other income (expense), net:
Interest income (expense), net	(15)	(685)
Other income (expense), net	196	(305)

Loss before income taxes	(15,438)	(7,608)
Provision for income taxes	142	74

Net loss	(15,580)	(7,682)
Accretion of preferred stock to redemption value	—	(11,273)

Net loss attributable to common stockholders	$(15,580)	$(18,955)

Net loss per share attributable to common stockholders, basic and diluted	$(0.38)	$(1.50)

Weighted-average common shares outstanding, basic and diluted	40,547,669	12,642,188

Rapid7, Inc.

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended
	March 31, 2016	March 31, 2015
Cash flows from operating activities:
Net loss	$(15,580)	$(7,682)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,711	1,134
Amortization of debt discount	—	138
Non-cash interest expense	78	—
Stock-based compensation expense	5,519	575
Provision for doubtful accounts	124	165
Foreign currency remeasurement (gain) / loss	(223)	241
Change in operating assets and liabilities:
Accounts receivable	14,048	4,179
Prepaid expenses and other assets	(716)	(778)
Accounts payable	(500)	(688)
Accrued expenses	(7,427)	(3,928)
Deferred revenue	1,540	3,588
Other liabilities	(166)	44

Net cash used in operating activities	(1,592)	(3,012)

Cash flows from investing activities:
Purchases of property and equipment	(1,092)	(573)

Net cash used in investing activities	(1,092)	(573)

Cash flows from financing activities:
Payments of capital lease obligations	(68)	(59)
Taxes paid related to net share settlement of equity awards	(3,087)	—
Proceeds from employee stock purchase plan	2,096	—
Proceeds from stock option exercises	547	408

Net cash (used in) provided by financing activities	(512)	349

Effects of exchange rates on cash	151	(244)

Net decrease in cash	(3,045)	(3,480)
Cash, beginning of period	86,553	36,823

Cash, end of period	$83,508	$33,343

Rapid7, Inc.

GAAP to Non-GAAP Reconciliation

(unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31, 2016	March 31, 2015
Total gross profit (GAAP)	$26,084	$17,079
Plus: Stock-based compensation expense[1]	137	49
Plus: Amortization of intangible assets[2]	446	203

Total gross profit (non-GAAP)	$26,667	$17,331

Gross margin (non-GAAP)	77%	74%

Gross profit (GAAP) - Products and Maintenance and support	$24,247	$16,688
Plus: Stock-based compensation expense	77	5
Plus: Amortization of intangible assets	446	203

Total gross profit (non-GAAP) - Products and Maintenance and support	$24,770	$16,896

Gross margin (non-GAAP) - Products and Maintenance and support	87%	87%

Gross profit (GAAP) - Professional services	$1,837	$391
Plus: Stock-based compensation expense	60	44

Total gross profit (non-GAAP) - Professional services	$1,897	$435

Gross margin (non-GAAP) - Professional services	30%	11%

Loss from operations (GAAP)	$(15,619)	$(6,618)
Plus: Stock-based compensation expense[1]	5,519	575
Plus: Amortization of intangible assets[2]	583	203
Plus: Acquisition related expenses[3]	—	56

Loss from operations (non-GAAP)	$(9,517)	$(5,784)

Net loss attributable to common stockholders (GAAP)	$(15,580)	$(18,955)
Plus: Accretion of preferred stock to redemption value	—	11,273

Net loss (GAAP)	(15,580)	(7,682)
Plus: Stock-based compensation expense[1]	5,519	575
Plus: Amortization of intangible assets[2]	583	203
Plus: Acquisition related expenses[3]	—	56

Net loss (non-GAAP)	$(9,478)	$(6,848)

Net loss per share, basic and diluted (non-GAAP)	$(0.23)	$(0.54)
Weighted-average common shares outstanding, basic and diluted	40,547,669	12,642,188

[1] Includes stock-based compensation expense as follows:
Cost of revenue	$137	$49
Research and development	1,493	144
Sales and marketing	2,901	115
General and administrative	988	267

[2] Includes amortization of intangible assets as follows:
Cost of revenue	$446	$203
Sales and marketing	38	—
General and administrative	99	—

[3] Includes acquisition related expenses as follows:
General and administrative	$—	$56